STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of the 12th day of September, 2007, is entered into by and between William W. Botts (“Seller”) and American International Industries, Inc., a Nevada corporation (“Purchaser”).

WHEREAS, the Seller is the legal and beneficial owner of 170,345 shares of common stock without any restrictive legend of O.I. Corporation (“OI”), an Oklahoma corporation (“OI Stock”); and

WHEREAS, the Purchaser desires to purchase from Seller, and Seller desires to sell to the Purchaser, the OI Stock upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual benefits to accrue to each of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Agreement to Sell and Purchase. Subject to the terms and conditions set forth herein, Seller hereby sells, transfers and delivers to the Purchaser all right, title and interest in and to the OI Stock, free and clear of any and all encumbrances. In conjunction with the execution of this Agreement, Seller shall deliver the certificate(s) representing the OI Stock accompanied by stock power(s) bearing medallion signature guarantees transferring the OI Stock from the Seller to the Purchaser.

2. Purchase Price. As full consideration of the OI Stock, the Purchaser hereby agrees to pay the Seller the sum of One Million Dollars ($1,000,000) (the “Cash Consideration”), and to issue to the Seller 240,000 restricted shares of common stock of Purchaser (“AMIN Stock Consideration”) on or within six business days from the Closing Date (defined below) (the “Purchase Transaction”). In conjunction with the execution of this Agreement, the Purchaser shall deliver a certificate representing the restricted AMIN Stock to Seller. Additionally, on the Closing Date, the Seller shall deliver to Daniel Dror a voting proxy (“Proxy”) to vote for all the shares of AMIN Stock standing in the name of Seller on the books of the Purchaser, according to the instructions marked on said Proxy, which form of Proxy is attached hereto as Exhibit A. Such Proxy shall expire on the date that Seller no longer owns, directly or indirectly, any of the AMIN Stock Consideration.

Guarantee Option. The Purchaser hereby agrees, for a period of time commencing on the first anniversary of the Closing Date, and ending on the fourth anniversary of the Closing Date, agrees to repurchase the AMIN Stock from the Seller or his estate at a purchase price per share of $5.00, subject to adjustment in the event of any stock splits or stock dividends, but excluding the impending 20% stock dividend as announced by AMIN on May 17, 2007 and payable on September 19, 2007 (“Exercise Price”), upon written notice from Seller or his estate (“Guarantee Notice”). Within twenty (20) days of Purchaser’s receipt of the Guarantee Notice from the Seller or Seller’s estate, the Purchaser shall pay to the Seller or his estate an amount (“Payment”) equal to the number of shares of AMIN Stock specified on the Guarantee Notice times the Exercise Price. The Payment shall be made by certified bank cashier’s check or wire transfer to Seller’s or Seller’s estate’s bank account. Together with the Guarantee Notice, the Seller or his estate shall deliver the certificate(s) representing the AMIN Stock along with stock power(s) bearing medallion signature guarantees to the Purchaser. If the number of shares of AMIN Stock specified on the Guarantee Notice is less than the number of shares specified on Seller’s stock certificate(s), then Purchaser will cause its transfer agent to reissue a stock certificate representing the balance of shares of AMIN Stock to the Seller or his estate in the Seller’s name or the name of his estate. The form of Guarantee Notice is attached hereto as Exhibit B. All shares of AMIN Stock sold by the Seller or his estate prior to exercise of any Guarantee Options shall be a reduction to the shares of AMIN Stock available under these Guarantee Options.

4. Registration Rights. The Purchaser agrees to provide “piggy-back” registration rights to the Seller to register the AMIN Stock, which form of Registration Rights Agreement is attached hereto as Exhibit C (the “Registration Rights Agreement”).

5. Expenses and Fees. The Purchaser shall pay the legal costs incurred by the Seller but only up to an amount not exceeding $7,500.

6. Closing. The closing of the Purchase Transaction provided for in Section 2 of this Agreement (the “Closing”) shall occur simultaneously with the execution of the Agreement on the date hereof (the “Closing Date”).

7. Representations of Seller. The Seller represents and warrants to the Purchaser the following:

(a) Authority; Binding Agreement. The Seller has all requisite power and authority to execute and deliver this Agreement, the OI Stock together with stock power(s) bearing medallion signature guarantees delivered herewith and all other documents, if any, contemplated by this Agreement to which he is a party. This Agreement and the stock power(s) delivered herewith have been duly executed and delivered by the Seller and constitute the legal, valid and binding agreements of Seller.

(b) Restricted Securities. The Seller understands that the shares of AMIN Stock to be purchased hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(c) Securities and Exchange Commission (“SEC” Reports. The Seller has reviewed AMIN’s annual reports on Form 10-KSB filed with the SEC on April 5, 2007 and May 16, 2006, and quarterly reports on Form 10-QSB filed with the SEC on August 13, 2007; May 15, 2007; November 13, 2006; August 9, 2006; May 22, 2006; November 9, 2005 and August 15, 2005 (collectively, the “AMIN SEC Reports”), and has relied on these AMIN SEC Reports on the assumption that they are true, correct and do not contain any material misstatements or omissions.

(d) Authority to Deliver OI Stock. The Seller represents and warrants to the Purchaser that the OI Stock is without any restrictive legend and that the Seller has all requisite power and authority to sell and transfer the OI Stock to Purchaser without any actions or approvals of any third party including, but not limited to, OI.

8. Representations of Purchaser. The Purchaser represents and warrants to the Seller the following:

(a) Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary.

(b) Authority; Binding Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Purchase Transaction and all transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Purchase Transaction and all transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which he or it is bound or to which any of his or its assets is subject.

(d) AMIN Stock. The AMIN Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free and clear of all encumbrances.

(e) SEC Reports and Separation Agreement. The Purchaser has reviewed OI’s annual reports on Form 10-KSB filed with the SEC on April 2, 2007 and March 23, 2006, and quarterly reports on Form 10-QSB filed with the SEC on August 14, 2007; May 15, 2007; November 9, 2006; August 9, 2006; May 5, 2006; November 8, 2005 and August 9, 2005 (OI’s annual reports and quarterly reports collectively referred to as the “OI SEC Reports”), and has relied on these OI SEC Reports on the assumption that they are true, correct and do not contain any material misstatements or omissions. Additionally, the Purchaser has reviewed the Separation Agreement and Release dated March 21, 2007 by and between OI and the Seller (the “Separation Agreement”), which Separation Agreement was filed as Exhibit 10.1 to OI’s Current Report on Form 8-K filed with the SEC on March 26, 2007.

9. Deliveries.

(a) On the Closing Date, the Purchaser shall deliver the following:

(i) The Consulting Agreement between the Seller and the Purchaser, in the form attached hereto as Exhibit D (the “Consulting Agreement”), shall have been executed and delivered by the Purchaser;

(ii) The Registration Rights Agreement shall have been executed and delivered by the Purchaser; and

(iii) The Cash Consideration shall have been paid by certified bank cashier’s check or wire transfer to Seller’s bank account.

(b) Within six business days from the Closing Date, the Purchaser shall deliver a certificate representing the restricted AMIN Stock to be issued to the Seller pursuant to Section 2.

(c) On the Closing Date, the Seller shall deliver the following:

(i) Certificate(s) representing the OI Stock without restrictive legend and stock power(s) bearing medallion signature guarantees to be delivered to the Purchaser at Closing pursuant to Section 1;

(ii) The Consulting Agreement shall have been executed and delivered by the Seller;

(iii) The Registration Rights Agreement shall have been executed and delivered by the Seller; and

(iv) A Proxy to Daniel Dror pursuant to Section 2.

10. Miscellaneous

10.1 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the Purchaser and the Seller with respect to the subject matter hereof. This Agreement may not be later modified except by a further writing signed by the Purchaser and the Seller, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

10.2 No Waiver. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

10.3 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

10.4 Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

10.5 Governing Law; Place of Performance. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to applicable principles of conflicts of law.

10.6 Attorney's Fees and Costs. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which the prevailing party may be entitled.

10.7 Survival. The representations and warranties set forth in this Agreement shall survive for three years after the date such representation and warranty at issue is made under this Agreement.

11. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Purchaser, to:

Attn: William W. Botts
100 Lee Avenue
College Station, TX 77840
Tel: (979) 693-6554

With copies to (which shall not constitute notice):
Locke Liddell & Sapp PLLC
600 Travis St., Suite 3400
Houston, Texas 77002
Attn: Peter Talosig
Tel: (713) 226-1136
Fax: (713) 229-2645

If to Purchaser, to:
Attn: American International Industries, Inc.
Tel: (281) 334-9479
Fax: (281) 334-9508

With copies to (which shall not constitute notice):
Park Avenue Group, Inc.
90 John Street, Suite 626
New York, New York 10038-3202
Attn: Richard Rubin
Tel: (212) 688-5688
Fax: (212) 658-9867

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

12. Further Assurances. Each party agrees to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Purchase Transaction.

13. Facsimile Signatures. Any signature page delivered pursuant to this Agreement or any agreement contemplated hereby via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER SELLER

AMERICAN INTERNATIONAL INDUSTRIES, INC.

By:______________________________ ___________________________________

Name:____________________________ William W. Botts

Title:_____________________________

Daniel Dror, hereby unconditionally and irrevocably guarantees to the Seller the performance in full by the Purchaser of its obligations under Sections 2 and 3 of this Agreement. The undersigned waives all defenses as a surety including notice, and agrees that its obligations hereunder shall not be impaired, diminished or discharged by any extension of time granted by the Seller, by any course of dealing between the parties, or by any events or circumstances which might operate to discharge a guarantor. The undersigned shall remain liable on its obligations hereunder until such time as the obligations of the Purchaser under this Agreement has expired. The undersigned waives the right to require the Seller to first proceed against the Purchaser with respect to any dispute, controversy, or claim arising out of or related to this Agreement, and agrees that any such dispute, controversy, or claim may be brought directly against the undersigned, the Purchaser or against any one or more of them. The undersigned hereby subjects himself to the governing law specified in Section 10.5 and agrees that notice may be served on him in the manner described in Section 11.

_________________________________

Daniel Dror, Individually

EXHIBIT A

Proxy

EXHIBIT B

Guarantee Notice

EXHIBIT C

Registration Rights Agreement

EXHIBIT D

Consulting Agreement